Form C

Cover Page

Name of issuer:

WePower App, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: CA

Date of organization: 2/6/2015

Physical address of issuer:

3060 El Cerrito Plaza
#509
El Cerrito CA 94530

Website of issuer:

http://wepowerapp.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

3.0% of the offering amount upon a successful fundraise.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

10,000

Price:

$5.00

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $5; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

1/31/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

2

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$700.00	$0.00
Cash & Cash Equivalents:	$0.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$500.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($1,815.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

WePower App, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Matthew Leebert	President and Owner	Self Employed	2014
Adam Tucker	President and Owner	Self Employed	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Matthew Leebert	Co-Founder	2014
Matthew Leebert	CTO	2014
Adam Tucker	Co-Founder	2014
Adam Tucker	CEO	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Adam L Tucker	5400	54.0
Matthew Leebert	4300	43.0

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. ***Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.***

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The SEC requires the company to identify risks that are specific to its business and its financial condition. The company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

These are the risks that relate to the company:

There are many risks associated with WePower. It is a brand new company, with no history, no clients, and no revenue. There are many serious risks which include the need to raise money through both this offering. If the company does not raise enough money through these events, the company may not survive. In addition, the company's revenue is entirely dependent upon attracting users to engage in civic and political discourse.

This is a brand-new company. It has no history, no clients, no revenues. People will invest in this company because they believe that empowering the public to express political discourse is a good idea and that WePower has the ability to monetize content successfully.

We have a small management team. However good you think we are, we might fail.

We will need more people to join our company. We will need additional employees, and people with the skills necessary to ensure we develop and sell a premium product. The people we bring on should come with specialized skills that will bring value to the company. There are no guarantees that we will be able to find the right people for the job.

The company is going to need more money. We might not sell enough securities in this offering to meet our operating needs and fulfill our plans, in which case we will cease operating and you will get nothing. Even if we raise everything we are looking for, we will probably need to raise more funds in the future, and if we can get them, we might fail. Even if we do make a successful offering in the future, the terms of that offering might result in your investment in the company being worth less, because later investors might get better terms.

WePower is dependent upon public demand and subject to public apathy. The company will only succeed (and you will only make money) if there is sufficient public demand for civic/political engagement. We believe we have developed a completely unique approach to civic engagement, however many companies have attempted and failed to address this emerging market.

Crowdfunding is a new frontier, and nobody knows exactly how the consumer and legal landscape will evolve. Changes to securities law could have a significant impact on the company's ability to operate.

Competitors may enter the market with similar products. There are already companies actively targeting users in our target markets. While these competitors may not have our methodology, they may be able to produce content that achieves similar benefits to our target users.

We may be targeted by hackers. Protecting user privacy and maintaining data integrity is a major priority for WePower. Accordingly we will make best efforts to secure our network and protect our users data/privacy. Despite best efforts, computer hacking is on the rise and we could be hacked.

We may receive heavy political and legal opposition. WePower is focused on decentralizing government and disrupting the status quo for many powerful people. As a result, we may be viewed as a threat and could receive opposition from any number of governments, institutions, corporations, and or private individuals. This includes and is not limited to; lawsuits, computer hackers, physical threats, and government blockades.

It will take a while for the initial profits to come in. Even in the best case scenario, we are entering a developing industry with no dominant players or clear success stories. Our monetization is entirely dependent upon attracting users for civic engagement and could take significant time for us to reach profitability if it all.

Any valuation at this stage is pure speculation. We are not saying the company is worth a specific amount. We can't. It's a question of whether you, the investor, want to pay this price for this security. If you don't think you can make that call? Then you should not invest.

You can't easily resell the securities. There are restrictions on how you can resell your securities for the next year. More importantly, there is no market for these securities, and there might never be one. It's unlikely that the company will ever go public or get acquired by a bigger company. That means the money you paid for these securities could be tied up for a long time.

WePower's founders are not currently full time with the company. As such it is likely that WePower will not make the same progress as it would were that not the case. However, both founders intend to become full time if the round is successful.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of funds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: Reaching this goal will enable us to

- Expedite the launch of WePower's public beta

- Ramp up our digital marketing campaign

- Hire accountant

If we raise: **$200,000**

Use of Proceeds: Reaching this goal will enable us to

- Grow WePower user base

- Hire additional software developers

- Hire customer support staff

- Retain legal support

If we raise: **$500,000**

Use of Proceeds: Reaching this goal will enable us to

- Rent office space (close to, but outside of SF bay area pricing)

- Hire CFO

- Hire marketing / business development leader

If we raise: **$1,000,000**

Use of Proceeds: Reaching this goal will enable us to

- Expand our organizational infrastructure

- Expand our development team

- Expand our customer support team

- Expand our marketing team

- Expand our digital marketing efforts

- Expand our international support

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

<u>The Company's right to cancel.</u> The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to preferred stock in the Company ("Preferred Stock"), when and if the Company sponsors an equity offering that involves Preferred Stock, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving Preferred Stock, the SAFE becomes eligible to be converted to Preferred Stock calculated as either:

- the total value of the Investor's investment, divided by the price of Preferred Stock issued to new Investors, or

- if the valuation for the company is more than $3.5 million (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap ($3.5 million) divided by (b) the total amount of the Company's capitalization at that time.

- Investors contributing to the first $150,000 of the campaign have a Valuation Cap of $2.5 million for the portion of their investment that is part of the first $150,000.

Liquidity Event. When the company has a Change of Control or an Initial Public Offering, investors automatically receive from the Company a number of shares of Common Stock equal to the Purchase Amount divided by the quotient of (a) the Valuation Cap ($3.5 million) divided by (b) the total amount of the Company's liquidity capitalization at that time

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all shares of stock outstanding at the time, not including any SAFEs or convertible notes, plus any common stock reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the Preferred Stock being diluted to a value below the price per share at the time they receive Preferred Stock. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive Preferred Stock subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors who invest less than $25,000 in the SAFEs will have no voting rights, including after they receive Preferred Stock. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Investors investing at least $25,000 have standard voting rights in the Company once they receive Preferred Stock, if they are also "accredited investors" as defined in Regulation D under the Securities Act of 1933.

Private Sales for Major Investors. Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.

Execution. Investors who invest less than $25,000 will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the Preferred Stock received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events . If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving Preferred Stock, Investors will receive, at their option, either

- cash in the amount of their investment or

- shares of common stock equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap ($3.5 million) divided by (b) the number of outstanding shares of the Company's common stock and Preferred Stock , but excluding any shares of common stock reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of Preferred Stock and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in common stock. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving Preferred Stock, the Company will pay first the other holders of existing Preferred Stock, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes Preferred Stock, and the value received by Investors was less than the value of the shares they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Investors in SAFEs do not have voting rights (unless they invest over **$25,000** and are accredited investors) and cannot modify the terms of the SAFEs. Investors in the Company's other securities or investors in SAFEs that invest over **$25,000** and are accredited investors do have voting rights and may be able to modify the terms of the SAFEs.

The SAFE may be amended only upon the written consent of the Company and either (i) the "Designated Lead Investor" or (ii) the holders of a majority of interest. However, the Valuation Cap may not be amended by the Designated Lead Investor, and may only be amended upon the written consent of the Company and the holders of a majority of interest.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
Preferred Stock			No	No
Common Stock	1,000,000	10,000	Yes	No
Debt Securities			No	No
Other			No	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	
Other Rights:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, the shareholders may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, the shareholders may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The shareholders may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. Shareholders could decide to force the Company to redeem their securities at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of shares of Preferred Stock. As discussed in Question 13, when we engage in an offering of equity interests involving Preferred Stock, Investors may receive a number of shares of Preferred Stock calculated as either (i) the total value of the Investor's investment, divided by the price of the Preferred Stock being issued to new Investors, or (ii) if the valuation for the company is more than $3.5 million, the amount invested divided by the quotient of (a) the Valuation Cap ($3.5 million) divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the Preferred Stock that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our board of directors. Among the factors we may consider in determining the price of Preferred Stocks are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our stock (including both common stock and Preferred Stock) that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;

- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

No outstanding loans or debt.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12-month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☐ Yes
☑ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview. WePower is self funded with no income and no debt. Our product will provide mobile users with tools for public polling and businesses with tools for analyzing user data. We are currently in the final stages of development with more than 1500 hours invested.

Planned Revenue Sources. WePower will generate revenue by providing pay-per-use and subscription based market research and analytics reporting tools. Our customizable surveys allow businesses to query target markets and demographics while our web based reporting and analytics tools will provide subscribers with real time market research and trending topics.

Founded / Milestones. WePower was founded in January 2015 and has been focused on developing our software, testing demand, and identifying partners.

Media attention;
- Feb 2015 news article published - Israel21c.com
- March 2015 news article published - NoCammels.com
- April 2015 radio interview - TLV1.fm

Expectations for Growth. We expect to leverage the US 2016 Presidential election as well as global turmoil to attract users in the United States and abroad. Our efforts will initially be focused in the United States, and will overall governed by the amount of money raised through this Regulation Crowdfunding campaign.

Throughout 2017, the Company intends to fund its operations with funding from our Regulation Crowdfunding campaign, additional debt and/or equity financing. If we cannot raise the capital, we may consume all of our cash reserved for operations. There are no assurances that management will be able to raise capital on terms acceptable to the Company. If we are unable to obtain sufficient amounts of additional capital, we may be required to reduce the scope of our planned development, which could harm our business, financial condition and operating results. If we are successful at raising capital we expect to have sufficient funding for 2 years of operations which we hope should be sufficient to see the Company become cash-flow positive based on revenues from sale of it's products/services to businesses.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

- i. at the time of the filing of this offering statement bars the person from:
  - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  - C. engaging in savings association or credit union activities? ☐ Yes ☑ No
- ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://wepowerapp.com/annual-report

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- 2.5M Cap - SAFE (Simple Agreement For Future Equity)
- 3.5M Cap - SAFE (Simple Agreement For Future Equity)

Appendix C: Financial Statements & Tax Returns

- CPA Reviewed Statement

Appendix D: Director & Officer Work History

- Adam Tucker
- Matthew Leebert

*Wefunder Inc. runs wefunder.com and is the parent company of **Wefunder Advisors LLC** and Wefunder Portal LLC. Wefunder Advisors is an exempt reporting adviser that advises SPVs used in Reg D offerings. Wefunder Portal is a funding portal (CRD #283503) that operates sections of wefunder.com where some Reg Crowdfunding offerings are made. By using wefunder.com, you accept our **Terms** & **Privacy Policy**. If investing, you accept our **Investor Agreement**. You may also view our **Privacy Notice**.*

by Wefunder Portal LLC

INVEST IN WE POWER

On-Demand Politics through Public Polling


Donald Trump
onald Trump
WePower
REPRESENTING THE PEOPLE

10
investors

$4,013
raised of $50K-$1M goal

Future Equity (SAFE)

$3.5M valuation cap

A SAFE gives you the right to future shares in WePower. If you invest, you're betting the company will be worth more than $3.5M in the future.

INVEST $25,000+ FOR VOTING & PRO-RATA RIGHTS

$100 min INVEST

FOLLOW FOR UPDATES SHARE TWEET

COMPANY PROFILE UPDATES (3) ASK QUESTION

"Our team has been solving solving the biggest problem we could imagine; How can we create a global network that would simplify politics enough to allow everyone with a smartphone to participate? Our answer is called WePower.

Adam Tucker
CO-FOUNDER / CEO, WE POWER

KEY FACTS

- Designed for Global Participation
- No Government Dependencies
- No Direct Competition
-

OUR AMBITION

We are focused on public empowerment and we aren't waiting for change to come from the top. Governments around the world are failing because they have no effective tools for measuring the needs of the people they govern. Our goal is to provide a platform that allows everyone in the world to participate in local and global politics; giving us the metrics we need to change the conversation from top down, to bottom up.

wepowerapp.com

MOBILE APP | POLITICS | CIVIC STARTUP | GLOBAL MARKETS | MARKET RESEARCH | PUBLIC POLLING | SURVEYS | DEMOCRACY | SOCIAL NETWORK | HUMAN RIGHTS | EQUAL RIGHTS | ANALYTICS | ON-DEMAND | NETWORK EFFECT | BLOCKCHAIN | GOVERNMENT | PUBLIC OPINION | CIVIL RIGHTS | WOMENS RIGHTS | SOCIAL MEDIA | CIVIC TECH | GOV TECH | PROTEST | VOTING

INVESTOR PERKS

EARLY BIRD BONUS: $2.5M Valuation Cap
Investors who fund the first $150,000 of this fundraise will invest at a $2.5M Valuation Cap.

$250+ Receive early access to WePower updates and features. You will be one the first to have access to new tools and features before they are released to the rest of the world.

$1,000+ Receive public recognition and gratitude on our website as a founding investor. In addition to being immortalized on our website, you will also receive early access to WePower updates and features.

THE BUZZ ABOUT WE POWER

"WePower app is taking political upheaval off the streets and into the palm of your hand."

TLV1

Tech News

"WePower facilitates mobile polling on a plethora of political issues and moderates user-generated proposals to solve community problems. The goal is to enhance civic engagement through anonymous voting and unite individuals to come together to influence political leaders in a positive way."

NoCamels

Tech News

"Whether you want to weigh in on fracking or same-sex marriage, gun-control laws or climate change, WePowerApp would be a go-to space to learn more, define your position and connect with like-minded people"

Israel21c

Tech News

Protesting goes mobile

May 22, 2016

No generation in history has been more connected while at the same time so completely disenfranchised.

Power to the people! Digitally

April 5, 2015

WePower app is taking political upheaval off the streets and into the palm of your hand. The new app, launched in Israel, will help citizens to protest online, and is hoping to create rich public discourse all over the world.

Israeli Election: Meet The Top 5 Israeli Apps Revolutionizing Civic Engagement

March 16, 2015

How can we become better citizens, more aware and involved? How can we exercise our right to vote in the most meaningful way? Over the past few months leading up to the Israeli elections, there has been no shortage of hotly contested issues that have

FRUSTRATED WITH POLITICS?



READY TO REPRESENT YOURSELF?


SWITZERLAND
• DIRECT DEMOCRACY SINCE 1848
• NO CAREER POLITICIANS
• 8.1 MILLION CITIZENS
• 48.4% VOTER TURNOUT
• U.N. WORLD'S HAPPIEST COUNTRY 2015

CHANGE WILL COME WHEN WE ACCEPT NOTHING LESS


"YOU NEVER CHANGE THINGS
BY FIGHTING THE EXISTING REALITY.
TO CHANGE SOMETHING
BUILD A NEW MODEL
THAT MAKES THE EXISTING MODEL
OBSOLETE."
~ BUCKMINSTER FULLER

FIRST WE MAKE IT EASIER TO ENGAGE WITH POLITICS


POLITICIANS
CORPORATIONS
POLICIES
Hillary Clinton
Monsanto
MONSANTO
Hydraulic Fracturing

AND THIS IS HOW WE DO IT


POLLING TOPIC
• CROWDSOURCED
• LOCATION BASED
ADD NEW TOPIC
Police Reform
PRIMARY MENU
• PROFILE SETTINGS
• TOPIC PREFERENCES
• LANGUAGE SETTINGS
• VOTE LOCATION
VOTER OPTIONS
• AGREE / YES
• NEUTRAL / UNSURE
• DISAGREE / NO

EXPRESS OUR VIEWS BY VIDEO OR TEXT


POLLING TOPIC
UP VOTE COUNT
ADD NEW COMMENT
Police Reform
DERRICK JAXN
JULY 6, 2016
00:00:42
2.3k
RELATED TOPICS
VIDEO METADATA
NAVIGATION MENU
• HOME - TOPIC FEED
• NEWS - RELATED ARTICLES
• COMMENTS - TEXT AND VIDEO
• VOTE - TOPIC

MEASURE PUBLIC OPINION ANYWHERE IN THE WORLD


POLLING TOPIC
REGIONAL STATISTICS
• ANONYMOUS VOTES
• MEASURED BY CITY
MEASURE OF IMPACT
• ENVIRONMENT
• SOCIETY
• ECONOMY
SCREENSHOT IS FOR DEMO PURPOSES ONLY
AND DOES NOT REFLECT ACTUAL USER METRICS
Police Reform
San Francisco
457,343
56,452
1,206
RELATED TOPICS
NAVIGATION MENU
• HOME - TOPIC FEED
• NEWS - RELATED ARTICLES
• COMMENTS - TEXT AND VIDEO
• VOTE - TOPIC

WE MEASURE PUBLIC ACCOUNTABILITY BY MEASURING PUBLIC OPINION


"IF YOU CAN'T MEASURE IT,
YOU CAN'T
IMPROVE IT."
~ Lord Kelvin, Mathematician & Physicist, 1824-1907

HOW DO WE MAKE MONEY?


MOBILE SURVEYS
✓ TARGETED AUDIENCES
✓ GLOBAL SAMPLING
✓ DATA INTEGRATIONS
$3 BILLION
ANNUAL GLOBAL MARKET
SurveyMonkey
$200M
EXPECTED REVENUE 2016

AND SUBSCRIPTION BASED MARKETING ANALYTICS


MARKETING RESEARCH
✓ GLOBAL TRENDS
✓ INDUSTRY REPORTS
✓ MARKET FORECASTS
$40 BILLION
ANNUAL GLOBAL MARKET
nielsen
$6 BN
REVENUE 2015

WHY WOULD I USE WE POWER?


USER VALUE
• ENGAGE WITH GLOBAL POLITICS
• MEASURE PUBLIC OPINION
• TRACK TOPICS ON REGIONAL MAPS
• PROTEST FROM YOUR SMARTPHONE
REPRESENT YOURSELF

IT'S OUR TURN.

WePower
REPRESENTING THE PEOPLE

MEET THE FOUNDERS

"Matt and I are like brothers; We met early in our careers while working at a bio-tech startup and have been good friends for more than 16 years. You can learn a lot about a person when you share a small office 4 years, and we've had the opportunity of working in the trenches together through all sorts of challenges. There isn't anyone that I trust more to make our technology decisions and I am proud to have him on our team."



Adam Tucker

Co-Founder / CEO

Passionate social activist, mission driven visionary, motivational leader, marketing and behavior specialist with 13 years of website development and digital marketing experience.



Matt Leebert

Co-Founder / CTO

Pragmatic, diligent, and highly skilled. He leads by respect and merit, and brings 18 years of full stack experience developing custom applications and software solutions.

AND THE REST OF THE TEAM



Ros Hartigan

Software Developer Advisor

Confident and skilled, she brings 20+ years of software development experience and a wonderful positivity to our team.



Alex Eisen

Cyber Security Advisor

Former US DoD Sr. Computer Scientist • Former CSO Splunk • Cyber security expert • Data architecture expert • Trained FBI cybercrimes investigators on digital forensics



Ariel Gordon

International Business Advisor

International business development and marketing strategies • Trained and managed international sales team with annual sales $10M



Josia Nakash

Public Relations Advisor

Publicist with more than 20 years of experience in PR, marketing, and branding.



Alex Van Wey

Digital Marketing Advisor



Colin Beavan

Environmental Advisor

"No Impact Man"

DETAILS

– COLLAPSE ALL

Why are we creating WePower?

We want to improve government and corporate accountability. We are frustrated with government representatives and policies not representing the best interests of the people they govern.

On a personal level, Adam our CEO spent 4+ years working closely with a DeBeers whistleblower to expose the use of diamonds in money laundering, corruption, and perpetuating resource wars - Along the journey he was questioned by the FBI and threatened/sued into silence by former CIA. Among many lessons learned; Don't fight fire with fire.

“You never change things by fighting the existing reality. To change something, build a new model that makes the existing model obsolete.” ~Buckminster Fuller

What is Direct Democracy?

Direct democracy is a form of democracy in which people decide policy initiatives directly, as opposed to a representative democracy in which people vote for representatives who then decide policy initiatives.

What's new about what we're making?

- WePower is the first network designed for global politics
- We have no government dependencies.
- We have no direct competitors.
- We are designed for global scalability.

How will we make money?

Marketing Research & Surveys - *Subscription model / Usage*

- Custom reporting
- Custom targeted surveys / polling
- Regional trending topics
- Comprehensive analytics
- Regional subscriptions
- Market forecasts

How large is the Marketing Research & Survey industry?

- **Global Market is $43 Billion**

Will there be any revenue from advertising?

No advertising. Ever.

Will the Marketing Research or Analytics include our personal information?

No, all public data is represented cumulatively and anonymousely. Similar to Google Analytics.

How is WePower different from Gallup.com?

- **Smartphones or Landlines;** WePower uses smartphones to capture public opinion. Gallup.com only surveys people with landline phones.
- **Global Sampling Size;** WePower uses algorithms and virtually unlimited sampling sizes to validate voting result. Gallup.com uses scientific validation to justify small sampling sizes (~1000 people).

How is WePower different from SurveyMonkey.com?

- **Targeted Global Demographics;** WePower provides all survey sponsors with opt-in survey participants, matching predefined demographics and geographic regions. SurveyMonkey.com offers optional survey participants at a premium.
- **Video Based Feedback;** WePower offers the ability to capture video recorded responses from target demographics around the world. SurveyMonkey.com only offers standard text based survey responses.
- **Incentive Drives Demand;** WePower survey sponsors compensate our survey participants with discounts, promotional SWAG, or bitcoins. SurveyMonkey.com offers participants the option to donate to predefined charities only.

Why WePower instead of Facebook or Twitter?

- **More Meaningful Success Metrics;** WePower measures votes by location. Facebook and Twitter measure "likes" and "shares", which are meaningless for measuring civic engagement or public consensus.
- **Easier to Organize and Search;** WePower content is organized by topic and hashtags. Facebook and Twitter structure content by timeline and hashtags, making difficult to organize or search by topic.
- **No Public Profiles Labels;** WePower users have no public labels to distract or divide from common goals (no gender, religion, nationality, political party, etc.) - Just a vote tied with a geographic location. Facebook and Twitter focus on social identities and mixed peers groups which don't often mix well with political discourse.

How does WePower attract new users?

We have a few strategies and opportunities to attract users;

- **Leverage public frustration with 2016 US Presidential election**
- **Linking user metrics with breaking news stories**
- **Offer journalist embedded content (similar to Twitter)**
- **Facebook Advertising**
- **Grassroots networking;** Connect with activists and their existing peer networks.

How close are we to launching WePower?

We have more than 1500 hours of development time and our goal is to launch before the US Presidential elections.

What does it mean to have a Network Effect business?

In a Network Effect business model, “every new user makes the product work better for all users.". Meaning the more people contributing, the more interesting and valuable the network becomes.

What are the benefits of being a business with Network Effect?

- **Biggest Potential Return;** Network effect companies produce most of the biggest outliers in the tech world: Facebook, Microsoft, SalesForce, PayPal, eBay, SnapChat, LinkedIn, Twitter, Google, Uber, etc.
- **Rare and Most Valuable;** Less than 10% of startups have network effects designed in to their products, yet those companies with a powerful network effect make up more than 2/3 of the combined market caps of tech companies worldwide.
- **Lasting Endurance;** Network effect businesses are easy to defend and difficult to attack, which makes them more valuable to investors.

ASK A QUESTION

Type your question here...

ASK QUESTION

Arindam Ray Aug 28

This is a topic quite close to my heart.
Appreciate your pitch and your team quite a bit.
Plus one to the valuation question though, would be very curious to know when that gets fixed.
A few questions(I didn't feel all of them fully answered after reading through, apologies if they were),
1) Choices are rarely RGY in life, why not offer the possibility of a gradient instead?
2) How would you ensure the meaningfulness of the questions being posed?
3) How would you structure the questions and bunch related questions together?
4) How would you facilitate users to check if the question they have in mind has already been asked?
5) How would you make sure that User integrity is never violated? That...
[+ READ MORE]

Adam Tucker Co-Founder / CEO FO[illegible] Aug 29

Thank you Arindam for your questions and kind words, we are fortunate to have some great people working with us.

Valuation: Last update from WeFunder was on Thursday (8/25) indicating our new valuation and "early bird" offer is taking them some extra time but should happen soon. We are eager to make the changes and I will post an update as soon as we have an estimated date.

1) Why not offer a gradient to give people more voting options than just "Yes, No, or Maybe"?
In short, RGY and their three respective faces simplify the voting process (no translation or explanation required) and it also forces people to take a definitive position (even if it is a definitive-maybe).
Unlike the BRexit... *[+ READ MORE]*

LIKE

Arindam Ray edited Aug 29

Thanks for answering my questions earlier. Most of the answers are spot on! Love em :) I mean I'd like to know more details about them but perhaps that's best done via mail.
A few further Q's for here if you don't mind:
1)Not super happy with the answer to question 1 at its face value because it implies that all questions can be answered in RGY. But perhaps you mean that the complexity of a question would be broken down into a topic structure in such a way that answering in RGY becomes feasible?
2)Why not make at least one European country your initial target as well? Perhaps you'll find faster reception in a country like Holland which is already a bit more geared towards your philosophies(... [+ READ MORE]

Adam Tucker Co-Founder / CEO FO[illegible] edited about 24 hours ago

Happy to answer your questions! I love talking about WePower and sharing our vision, so thank you again for your time and interests.

1) Simplifying political issues is one of our primary goals. Our topic structures allow us to take complex issues and break them down into their most basic individual parts. Legislation in the US is intentionally long and convoluted and often cover multiple topics. For example legislation regarding corn subsidies may also include a rider for deregulating fracking chemicals and or financing military operations. The end result is 1200 pages of legal jargon that no one reads. Our approach makes political engagement much less intimidating and much more... *[+ READ MORE]*

LIKE

MORE QUESTIONS

RISKS SPECIFIC TO WE POWER

1. The SEC requires the company to identify risks that are specific to its business and its financial condition. The company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

These are the risks that relate to the company:

2. There are many risks associated with WePower. It is a brand new company, with no history, no clients, and no revenue. There are many serious risks which include the need to raise money through both this offering. If the company does not raise enough money through these events, the company may not survive. In addition, the company’s revenue is entirely dependent upon attracting users to engage in civic and political discourse.

3. This is a brand-new company. It has no history, no clients, no revenues. People will invest in this company because they believe that empowering the public to express political discourse is a good idea and that WePower has the ability to monetize content successfully.

4. We have a small management team. However good you think we are, we might fail.

5. We will need more people to join our company. We will need additional employees, and people with the skills necessary to ensure we develop and sell a premium product. The people we bring on should come with specialized skills that will bring value to the company. There are no guarantees that we will be able to find the right people for the job.

6. The company is going to need more money. We might not sell enough securities in this offering to meet our operating needs and fulfill our plans, in which case we will cease operating and you will get nothing. Even if we raise everything we are looking for, we will probably need to raise more funds in the future, and if we can get them, we might fail. Even if we do make a successful offering in the future, the terms of that offering might result in your investment in the company being worth less, because later investors might get better terms.

7. WePower is dependent upon public demand and subject to public apathy. The company will only succeed (and you will only make money) if there is sufficient public demand for civic/political engagement. We believe we have developed a completely unique approach to civic engagement, however many companies have attempted and failed to address this emerging market.

8. Crowdfunding is a new frontier, and nobody knows exactly how the consumer and legal landscape will evolve. Changes to securities law could have a significant impact on the company's ability to operate.

9. Competitors may enter the market with similar products. There are already companies actively targeting users in our target markets. While these competitors may not have our methodology, they may be able to produce content that achieves similar benefits to our target users.

10. We may be targeted by hackers. Protecting user privacy and maintaining data integrity is a major priority for WePower. Accordingly we will make best efforts to secure our network and protect our users data/privacy. Despite best efforts, computer hacking is on the rise and we could be hacked.

11. We may receive heavy political and legal opposition. WePower is focused on decentralizing government and disrupting the status quo for many powerful people. As a result, we may be viewed as a threat and could receive opposition from any number of governments, institutions, corporations, and or private individuals. This includes and is not limited to; lawsuits, computer hackers, physical threats, and government blockades.

12. It will take a while for the initial profits to come in. Even in the best case scenario, we are entering a developing industry with no dominant players or clear success stories. Our monetization is entirely dependent upon attracting users for civic engagement and could take significant time for us to reach profitability if it all.

13. Any valuation at this stage is pure speculation. We are not saying the company is worth a specific amount. We can't. It's a question of whether you, the investor, want to pay this price for this security. If you don't think you can make that call? Then you should not invest.

14. You can't easily resell the securities. There are restrictions on how you can resell your securities for the next year. More importantly, there is no market for these securities, and there might never be one. It's unlikely that the company will ever go public or get acquired by a bigger company. That means the money you paid for these securities could be tied up for a long time.

15. WePower's founders are not currently full time with the company. As such it is likely that WePower will not make the same progress as it would were that not the case. However, both founders intend to become full time if the round is successful.

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

We Power is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

Can I change my mind and get a refund?
How do I earn a return?
How is Wefunder compensated?
How do convertible notes work?
Have another question?

Wefunder Inc. runs wefunder.com and is the parent company of Wefunder Advisors LLC and Wefunder Portal LLC. Wefunder Advisors is an exempt reporting adviser that advises SPVs used in Reg D offerings. Wefunder Portal is a funding portal (CRD #283503) that operates sections of wefunder.com where some Reg Crowdfunding offerings are made. By using wefunder.com, you accept our Terms & Privacy Policy. If investing, you accept our Investor Agreement. You may also view our Privacy Notice.

SF / Boston



Adam Tucker

Civic minded CEO @WePower App, Inc.

San Francisco Bay Area | Internet

Current WePower App, Inc., Self Employed

Previous Crunchy Hippie, StePac L.A. Ltd, Component Control

Send Adam InMail

500+ connections

https://www.linkedin.com/in/adam4wepower

Contact Info

Background

Summary

Realist with idealistic expectations - Trained and experienced in web technologies with a focus on behavioral science and digital marketing.

I spent 4+ years working closely with a DeBeers whistleblower to expose the use of diamonds in money laundering, corruption, and perpetuating resource wars - Along the journey I was questioned by the FBI and threatened/sued into silence by former CIA. Among many lessons learned; don't fight fire with fire.

"You never change things by fighting the existing reality. To change something, build a new model that makes the existing model obsolete." - Buckminster Fuller

With an inspired multinational team focused on public empowerment, we are developing #WePower - a mobile network for influencing your local and global community. Our goal is to create the first global democracy powered by the people.

INVESTORS - https://wefunder.com/wepower

Passionately focused on repairing the world ~ Tikkun Olam

Experience

Co-Founder / CEO
WePower App, Inc.
June 2014 – Present (2 years 3 months) | San Francisco Bay Area

We believe equal rights come from equal representation, so we created WePower – a mobile network for influencing your local and global community. We are creating the first global direct democracy powered by the people.

Its our turn to change the world for the better. If you share our dream, join us on WePower!

INVESTORS - https://wefunder.com/wepower



NoCamels: The Top 5 Israeli Apps Revolutio...



TLV1: Power to the people! Digitally


BARACK OBAMA
IS HE GOOD FOR OUR...

Israel21c: Protesting goes ...

Website Develoer
Self Employed
October 2010 – Present (5 years 11 months)

Specializing in WordPress website development, digital marketing, and SEO/SEM

Co-Founder / Developer
Crunchy Hippie
June 2012 – June 2014 (2 years 1 month)

Natural Health Social Network

Marketing and Support Specialist
StePac L.A. Ltd
February 2010 – July 2011 (1 year 6 months)

StePac serves the fresh produce industry with post-harvest products and services that help customers deliver top quality fruits and vegetables to their markets.

Technical Support Specialist
Component Control
July 2008 – October 2009 (1 year 4 months)

Component Control, the leading developer and provider of MRO and Logistics Software for the aviation industry.

Co Founder
DreamScape Construction
August 2004 – July 2007 (3 years)

Sales and Project Manager
Ajm Construction
January 2003 – August 2004 (1 year 8 months)

PC Support Specialist / Web Developer
Verenium...now part of BASF
June 1999 – July 2003 (4 years 2 months)

Verenium Corporation (Formerly Diversa), now part of BASF, is an industrial biotechnology company and global leader in developing high-performance enzymes.

Volunteer Experience & Causes

Web dev assistance
Bnei Baruch
June 2012 | Education

Opportunities Adam is looking for:

- Skills-based volunteering (pro bono consulting)

Causes Adam cares about:

- Animal Welfare
- Arts and Culture
- Children
- Civil Rights and Social Action
- Economic Empowerment
- Education
- Environment
- Health
- Human Rights
- Disaster and Humanitarian Relief
- Politics
- Poverty Alleviation
- Science and Technology
- Social Services
- Women's Rights
- Tikkun Olam
- Kabbalah

Organizations Adam supports:

- Bnei Baruch

Skills

Top Skills

- 28 Marketing
- 27 Leadership
- 12 Advertising
- 23 Online Marketing
- 5 Public Relations
- 15 Management
- 14 Social Networking
- 15 Strategic Planning
- 26 Social Media
- 13 Web Development

Adam also knows about...

12 Blogging | 5 Project Management | 8 Entrepreneurship | 4 Critical Thinking
2 Civic Engagement | 4 Marketing Strategy | 8 Start-ups | 3 Human Rights
2 Activism | 2 Efficiency... | 3 Conflict Resolution | 4 Strategic Partnerships
20 SEO | 5 Business Strategy | 4 Customer Service | See 25+ >

Additional Info

- **Interests**

Helping people, Kabbalah, Natural health, Truth, Logic, Efficiency, Technology, Psychology, Human behavior

Languages

English
Native or bilingual proficiency

Spanish
Limited working proficiency

Groups

New Global Economi...
6,349 members
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MEET - Middle East E...
103 members
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American Civil Libert...
3,401 members
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Amnesty Internation...
52,351 members
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Israel NewTech
1,049 members
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2,069 members
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73,704 members
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See 31 more >

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Matt Leebert

Full Stack Software Engineer

San Francisco Bay Area | Computer Software

Current: 400 LUX, LLC, WePower App, Inc.

Previous: EndState Solutions, LLC, Verenium...now part of BASF, NexTech Solutions

Education: University of Redlands

Send Matt InMail

96 connections

https://www.linkedin.com/in/mleebert

Contact Info

Background

Summary

Specialties:Project management, requirements analysis, solutions architecture, design patterns, usability, Agile development, Microsoft Solutions Framework, Microsoft .Net Framework, C#, VB/VB.Net, Windows development, ASP/ASP.Net, Web Services, SOA, Microsoft SQL Server, Oracle, Object-Relational mapping (ORM), ETL, JavaScript, AJAX, XML, HTML, XHTML, CSS

Experience

President
400 LUX, LLC
August 2007 – Present (9 years 1 month)

CTO & Co-Founder
WePower App, Inc.
August 2014 – Present (2 years 1 month)



NoCamels: Top 5 Israeli Apps Revolutionizin…



TLV1: Power to the people! Digitally


BARACK OBAMA
IS HE GOOD FOR OUR...

Israel21c: Protesting goes …

Solutions Architect
EndState Solutions, LLC
October 2004 – July 2007 (2 years 10 months)

Manager of Information Technology
Verenium...now part of BASF
January 1999 – October 2004 (5 years 10 months)

Owner
NexTech Solutions
June 1997 – December 1998 (1 year 7 months)

Skills

Top Skills

- 7 .NET
- 6 Web Services
- 6 XML
- 6 Microsoft SQL Server
- 2 Agile Methodologies
- 2 C#
- 2 Design Patterns
- 2 Oracle
- 2 CSS
- AngularJS

Matt also knows about...

1 AJAX · 1 Start-ups · 2 Solution Architecture · 2 XHTML · 2 Strategic Planning · 1 SOA · 1 NoSQL · 1 Requirements Analysis · 1 R&D · Biotechnology · 1 Node.js · Genomics · Bioinformatics · 5 Project Management · 2 Software Development

Education

University of Redlands
Bachelor's Degree
2002 – 2004

Volunteer Experience & Causes

Causes Matt cares about:

- Animal Welfare
- Arts and Culture
- Children
- Civil Rights and Social Action
- Disaster and Humanitarian Relief
- Economic Empowerment
- Education
- Environment
- Health
- Human Rights
- Politics
- Poverty Alleviation
- Science and Technology

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